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                                                            Hollywood Park, Inc.
                                                                    Exhibit 23.2
                                                               to Form 10-K 1997


                   Consent of Independent Public Accountants


We consent to the incorporation by reference in the registration statement on Form S-8, with respect to the registration of shares issued (i) upon exercise of options granted pursuant to the 1996 Stock Option Plan of Hollywood Park, Inc. and (ii) upon exercise of options to purchase an aggregate of 20,000 Common Shares granted to certain directors of Hollywood Park, Inc. of our report dated February 18, 1998 on the balance sheets of Mississippi - I Gaming, L.P. as of December 31, 1997 and June 30, 1997, and the related statements of operations, partners' capital (deficit) and cash flows for the six months ended December 31, 1997, and nine months ended June 30, 1997, and our report on Schedule II - Valuation and Qualifying Accounts, which reports appear in the Annual Report on Form 10-K of Hollywood Park, Inc. for the fiscal year ended December 31, 1997.

We further consent to the incorporation by reference in the registration statement on Form S-8, with respect to the registration of shares issued upon exercise of options granted pursuant to the 1990 Stock Option Plan and the 1992 Director Option Plan of Boomtown, Inc. of our report dated February 18, 1998 on the balance sheets of Mississippi - I Gaming, L.P. as of December 31, 1997 and June 30, 1997, and the related statements of operations, partners' capital (deficit) and cash flows for the six months ended December 31, 1997, and the nine months ended June 30, 1997, and our report on Schedule II - Valuation and Qualifying Accounts, which reports appear in the Annual Report on Form 10-K of Hollywood Park, Inc. for the fiscal year ended December 31, 1997.

                                                                 ARTHUR ANDERSEN

New Orleans, Louisiana
March 26, 1998